UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

NOBLE CORPORATION plc

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Noble Corporation plc

3rd Floor 1 Ashley Road, Altrincham, Cheshire, WA14 2DTT

England & Wales

12958050

March 23, 2023

Dear Shareholder,

Noble Corporation plc Annual General Meeting 2023

I write to inform you that the Noble Corporation plc Annual General Meeting will be held at 1.30 p.m. (U.K. time) on Tuesday May 2, 2023 at JW Marriott Grosvenor House London, 86-90 Park Lane, London, United Kingdom W1K 7TN.

Our UK Annual Report and Accounts for the year ended 31 December 2022 and the 2023 Proxy Statement, containing the formal Notice of the 2023 AGM, have now been published and are available on our website, https://noblecorp.com/2023-Annual-General-Meeting.

Full details of the resolutions that will be put to shareholders at the AGM are set out in the Proxy Statement.

Yours faithfully,

William E. Turcotte

Corporate Secretary

Noble Corporation plc (Registered in England & Wales Company No. 12958050)